UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 22, 2015

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MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 22, 2015, MVB Bank, Inc. (MVB Bank), a wholly-owned subsidiary of MVB Financial Corp. (MVB Financial or the Company), issued a news release announcing it had received the necessary regulatory approvals for the acquisition of two Susquehanna Bank branch locations in Berkeley County, West Virginia.

The acquisition is expected to close August 28, 2015.  MVB Bank will assume approximately $69 million of deposits and $17 million of loans and increase its market footprint from three branches to five branches in West Virginia’s Eastern Panhandle region. The conversion will be completed upon transaction close and branding of the branches will change to MVB Bank upon closing.

The press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1Press release issued July 22, 2015

EXHIBIT INDEX

Exhibit NumberDescriptionExhibit Location

99.1Press release issued by MVB Financial Corp. on July 22, 2015Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Larry F. Mazza
Larry F. Mazza Chief Executive Officer

Date:  July 22, 2015